EXHIBIT 10.1

                POWERLINX, INC. AND UNIVERSAL GENERAL CORPORATION

                           BINDING PURCHASE AGREEMENT




     THIS BINDING PURCHASE AGREEMENT (this "Agreement") is made as of the 14th day of September, 2004 (the "Effective Date"), by and between POWERLINX, INC., a corporation organized and existing under the laws of Nevada, U.S.A. with its principal offices located at 200 Madonna Blvd., 2nd FL-N, Tierra Verde, FL 33715 (the "MANUFACTURER"), and UNIVERSAL GENERAL CORPORATION, a Delaware corporation with its principal offices located 101 E. Main St., Morristown, TN 37814 (the "PURCHASER").

     WHEREAS, POWERLINX develops, manufactures and markets, among other devices, products and applications developed to transmit voice, video, audio and data either individually or any and all combinations over power lines, twisted pair wires and coax in AC and DC power environments, on any and all power grids. The Company has also developed manufactured and marketed different kinds of underwater video cameras, lights and accessories for the marine, commercial and consumer retail markets. The key product for purposes of this Agreement is the PowerLinx Digital PowerLine Security System.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties, intending to be legally bound, hereby covenant, and agree as follows:
                                   DEFINITIONS

Confidential Information. The term "Confidential Information" means any and all information relating to Manufacturer, its affiliates, and their respective businesses and Intellectual Property, including all information relating to the formulation, manufacture, use, marketing, and sale of the Products, in whatever form such information is provided, whether oral, written, visual, machine-readable, electronic, or otherwise. The term "Confidential Information" may include, but is not limited to, designs, drawings, models, photographs, prototypes, samples, data, technical information, specifications, laboratory and product testing information, research, product development plans, product applications, demonstrations, know-how, ideas, inventions, discoveries, catalogs, price lists, cost data, customer and supplier lists, business and financial information, and all manifestations or embodiments relating to the foregoing, and all improvements made thereto, as well as any other information relating to the business of Manufacturer which may be divulged to PURCHASER in the course of its performance of this Agreement.

Intellectual Property. The term "Intellectual Property" means any and all inventions (whether or not protected under patent laws), works of authorship, information fixed in any tangible medium of expression (whether or not protected under copyright laws), moral rights, mask works, trademarks, trade names, Internet domain names, trade dress, trade secrets, know-how, ideas (whether or not protected under trade secret laws), and all other subject matter protected under patent, copyright, moral right, mask work, trademark, trade secret, or

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other laws, including without limitation all new or useful art, combinations, discoveries, formulae, documentation, business methods, web sites, manufacturing techniques, technical developments, artwork, software, programming, applets, scripts, and designs.

Products. The term "Products" means only those products specifically listed on Exhibit A attached to this Agreement, as mutually revised from time to time by MANUFACTURER upon notice to PURCHASER, and accessories to and spare and replacement parts for such products. Any new or different products which MANUFACTURER may now or hereafter manufacture or sell that are not specifically listed on Exhibit A are expressly excluded from the scope of the Products unless expressly authorized in writing by MANUFACTURER.

                                 STANDARD TERMS.

Standard Terms. The term "Standard Terms" means MANUFACTURER's standard terms and conditions of sale as revised by MANUFACTURER from time to time upon notice to PURCHASER. A copy of the Standard Terms currently in effect is attached hereto as Exhibit C.

                          TERMS AND CONDITIONS OF SALE

Purchase Commitments. PURCHASER agrees to purchase as its minimum purchase commitment over the Initial Term of this Agreement the number of PURCHASER Products so indicated in Section 3.2. This purchase commitment is binding. The minimum purchase commitment for Year 1, broken out in a month-by-month format, is indicated on Exhibit B. This purchase commitment is binding.

For each subsequent contract year PURCHASER shall issue a binding annual purchase schedule at least three (3) months prior to the start of such contract year.

Subject to PURCHASER'S continuing obligation to fulfill its minimum purchase commitment for the Initial Term of the contract, PURCHASER may provide written notice of adjustment to quantity at least three (3) full calendar months prior to the month in which the adjustment is to be applied. The maximum downward variance during any quarter shall be 10% of the projected quantity, it being expressly agreed that downward adjustments must be offset by increased orders in subsequent quarters. In the case of any requested upward adjustment in quantity, MANUFACTURER will use all commercially reasonable efforts to accommodate PURCHASER'S needs.

Guaranteed Binding Minimum Purchases. As a condition of this agreement, PURCHASER must purchase the guaranteed minimum Net Unit Sales ("Guaranteed Minimum Net Unit Purchases").

                           Guaranteed
                           Minimum Net
    Date                   Unit Purchases                   Cumulative Total
-------------------- ------------------------------- ---------------------------

  10-01-2004               2,500
  09-30-2005

  10-01-2005               3,500                                    6,000
  09-30-2006

  10-01-2006               4,000                                   10,000
  09-30-2007

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A "Unit" shall be defined as a "BASE SYSTEM" of any of the three (3) quality levels PowerLinx Digital Security System as detailed in Exhibit A.

Cancellation of Orders. The PURCHASER may cancel purchase orders, reduce quantities, revise specifications or extend schedules only by mutual agreement with MANUFACTURER and in such event the PURCHASER agrees to pay MANUFACTURER reasonable and proper cancellation charges which shall take into account expenses already incurred and commitments made by MANUFACTURER as well as other losses incurred by MANUFACTURER by reason thereof.

Prices. The prices of the "PURCHASER Products" are defined in Exhibit A. These prices shall be valid excepted if any drastic development should happen on the market, both Parties in such case agreeing to re-negotiate the prices. The prices charged for PURCHASER Products may be increased by MANUFACTURER as a result of increased parts or materials costs, such price increases to be effective upon notice to PURCHASER.

Payments. MANUFACTURER will submit its invoices to PURCHASER upon shipment.

PURCHASER shall make all payments to MANUFACTURER no later than thirty (30) days after the date of invoice. Notwithstanding the preceding sentence, if, at any time during the term of this Agreement, PURCHASER fails to make payments in accordance with the terms of this Article, or if for any reason MANUFACTURER deems itself to be insecure as to payment, MANUFACTURER may require that PURCHASER make full or partial payment for Products in advance, accept bills of exchange, open for MANUFACTURER's benefit documentary letters of credit, obtain for MANUFACTURER's benefit bank guarantees, or provide other satisfactory security or guarantees that invoices will be promptly paid when due. MANUFACTURER may, at its option, collect a finance charge on amounts past due beginning on the eleventh (11th) day from the date of invoice. The finance charge will be the lesser of one and one-half percent (1.5%) per month or the maximum rate permitted by law. All payments shall be made in U.S. Dollars.

MANUFACTURER MAY, WITHOUT BREACH, SUSPEND THE SUPPLY OF PRODUCTS IN THE EVENT TIMELY PAYMENT IS MORE THAN FIVE (5) DAYS PAST DUE. Delivery. MANUFACTURER will be responsible for packing, labeling, and preparing the goods for shipment. PURCHASER will select the carrier upon placement of each purchase order. PURCHASER pays all transportation costs. Risk of loss due to damage or destruction shall be borne by PURCHASER when the carrier takes charge of the goods at MANUFACTURER's or its authorized contractor's loading dock.

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

Warranty. All sales to the PURCHASER shall be subject to MANUFACTURER's standard warranty as contained in the Standard Terms in effect at the time of shipment (the "Standard Warranty").

                              TERM AND TERMINATION

Term. This Agreement will commence on the Effective Date and shall automatically expire on the three (3) year anniversary of the Effective Date unless earlier terminated as provided herein, or unless mutually extended by the parties in writing. This Agreement may be terminated by mutual written agreement of the parties.

     4.2 Termination. Each Party will be entitled to terminate this Agreement in case the other Party fails to comply with its contractual obligations and such non compliance is not remedied within 30 days from a notice sent by registered letter with acknowledgement of receipt.



     4.3 Effect of  Termination.  Upon the  expiration  or  termination  of this
Agreement:


A. PURCHASER shall cease to be an authorized distributor of MANUFACTURER;

B. PURCHASER shall return all of MANUFACTURER's confidential information, instruction sheets, advertising and promotional materials and all of MANUFACTURER's supplies of every kind and character, and all other documents relating to the business of MANUFACTURER which may be in the possession or under the control of PURCHASER;

C. All amounts owing by PURCHASER to MANUFACTURER shall, notwithstanding prior terms of sale, become immediately due and payable;

D. PURCHASER will remove and not thereafter use any signs, brochures, catalogs, advertisements, or other materials that contain any Trademark of MANUFACTURER and will immediately destroy all printed matter in its possession or under its control containing any of MANUFACTURER's Trademarks.




MANUFACTURER:                          PURCHASER:

POWERLINX, INC.                        Universal General Corporation.



Signed:                                Signed:
       ---------------------------            --------------------------------
George S. Bernardich III               James Cunnigham Sargent
Chairman & CEO                         Chairman & CEO



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                                    EXHIBIT A
                                    PRODUCTS


------------------ -----------------------------  --------------------------------  ----------------------------------

Specification          A Quality Power Linx            B Quality Canon              C Quality Sony
------------------ -----------------------------  --------------------------------  ----------------------------------
Video Standard:        Motion-JPEG YUV Digital         NTSC                         NTSC / MJPEG
Total Number of        326,000                         410,000 (380,000 effective   380,000 Exwave HAD technology
Pixels:                                                pixels)
Resolution:            640 x 480 pixels max.           460 TV L                     470 TV L
Minimum Illumination:  2.5 lux                         6 lux (2 lux at gain-up      Color mode 0.7 lux; B/W mode
                                                       mode) 0.01 lux
S/N Ratio:             NA                              48 dB                        Greater than 50 dB
Horiz, Field of View:  54 degrees with standard  CE    3 to 47.5 degrees            2.8 to 48 degrees
                       lens;                           (65 degrees with Wide angle  (4.7 to 73 degrees with wide
                       Other lenses available          lens adapter)                angle lens adapter)
White Balance:         Auto                            Auto                         Auto
Exposure:              Auto EE                         Auto/Manual selectable       Auto/Manual selectable, Day /
                                                                                    Night function
Focus:                 Fixed, 0.1 meter to infinity    Auto/Manual selectable       Auto/One Push/Manual selectable
Focus Length:          6.0mm std.                      4 to 64mm, F1.4 to 2.8 [PTZ  4.1 to 73.8mm, F1.4 to F3.0
                                                       models only]
Zoom:                  Optional - other lenses         16x [PTZ models only]        18x AF optical / 12x digital
                       available
Pan Angle:             Optional with external          +/- 100 degrees (+/- 170(0)  Optional with external mechanism
                       mechanism                       VC-C4R)
                                                       [PTZ models only]
Pan Speed:             Optional with external          1 to 90 degrees/sec (+10(0), Optional with external mechanism
                       mechanism                       -90(0) VC-CR)
                                                       [PTZ models only]
Tilt Angle:            Optional with external          +90/-30 degrees  [PTZ        Optional with external mechanism
                       mechanism                       models only]
Tilt Speed:            Optional with external          1 to 70 degrees/sec [PTZ     Optional with external mechanism
                       mechanism                       models only]
Menu mode:             Remote configuration            Camera setting, Display      Via OSD, RS-232, or Ethernet
                       via software/firmware           setting, etc.
                                                       Via superimposed OSD
Preset Position:       n/a                             9 Positions [PTZ models      Optional with external mechanism
                                                       only]
Controllable # by one  TCP/IP control via LAN, WAN,    9 Units [PTZ models only]    n/a
IR:                    or VPN
Cascade control:       None                            9 Units [PTZ models only]    n/a
Control:               Remote via software, uses       RS232 Serial, RTS/CTS has    Manual, RS-232C, VISCA, Ethernet
                       Internet browser;               to be active
                       (2) 12v triggers avail. for     (up to 19.2 kbps)
                       external devices
Power:                 12vdc from included AC adapter  13V, 12W                     12vdc, 24vac, PoE   9w
Size (W x D x H):                                      4 x 4.48 x 3.58 (inches)     80 x 184 x 77 (mm)
Weight:                0.5 lbs                         0.83 lbs. (375 grams)        800 grams
Operating Temperature:                                 0 to 50 degrees C            0 to 50 degrees C
------------------ -----------------------------  --------------------------------  ----------------------------------

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                                              Safe Room
                                             (Base System)
Materials
------------- ------------- -----------------------------------------------
   Item #      Units/Qty.                    Description
------------- ------------- -----------------------------------------------
     1             2        Dome Housing
------------- ------------- -----------------------------------------------
     2             2        Indoor PTZ color cameras
------------- ------------- -----------------------------------------------
     3             2        1 Port NTSC/PAL Encoder Server (On 2)
------------- ------------- -----------------------------------------------
     4             2        Mounting Brackets
------------- ------------- -----------------------------------------------
     5             3        1 Port Power Line Transceiver 110 V
------------- ------------- -----------------------------------------------
     6             2        Battery Backup
------------- ------------- -----------------------------------------------
     7             1        Viewing  Software
------------- ------------- -----------------------------------------------

                                       Additional Fixed Cameras
------------- ------------- -----------------------------------------------
     1             1        Dome Housing
------------- ------------- -----------------------------------------------
     2             1        Color cameras
------------- ------------- -----------------------------------------------
     3             1        1 Port NTSC/PAL Encoder Server (On 2)
------------- ------------- -----------------------------------------------
     4             1        Mounting Brackets
------------- ------------- -----------------------------------------------
     5             1        1 Port Power Line Transceiver 110 V
------------- ------------- -----------------------------------------------
     6             1        Battery Backup
------------- ------------- -----------------------------------------------

                                       Additional PTZ Fixed Cameras
------------- ------------- -----------------------------------------------
     1             1        Dome Housing
------------- ------------- -----------------------------------------------
     2             1        PTZ  color cameras
------------- ------------- -----------------------------------------------
     3             1        1 Port NTSC/PAL Encoder Server (On 2)
------------- ------------- -----------------------------------------------
     4             1        Mounting Brackets
------------- ------------- -----------------------------------------------
     5             1        1 Port Power Line Transceiver 110 V
------------- ------------- -----------------------------------------------
     6             1        Battery Backup
------------- ------------- -----------------------------------------------

Pricing includes:

o        1 year warranty

o        2 software upgrades

o        24/7/365 technical support


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

                                    EXHIBIT B



                              Purchase Commitments
                       Commitments for Net Unit Purchases
                         as outlined in Section 8.2.
                          October 2004 to November 2005

                          --------------------------------------
                                                      # of
                                   Month Units
                          --------------------------------------
                          October                        5
                          November                       5
                          December                      10
                          January                       20
                          February                      50
                          March                        100
                          April                        200
                          May                          400
                          June                         400
                          July                         400
                          August                       400
                          September                    400

                          --------------------------------------
                          Total                      2,500
                          --------------------------------------

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

                                    EXHIBIT C
                                 STANDARD TERMS

                          TERMS AND CONDITIONS OF SALE

     1. Offer, Governing Provisions and Cancellation. This writing constitutes an offer or counter-offer by POWERLINX VIDEO TECHNOLOGY, INC. (the "MANUFACTURER") to sell the products and/or services described herein or in a purchase order, in accordance with these terms and conditions, is not an acceptance of any offer made by PURCHASER, and is expressly conditioned upon PURCHASER's assent to these terms and conditions and final acceptance of PURCHASER's purchase order by MANUFACTURER at MANUFACTURER's headquarters.

No order may be cancelled or altered by PURCHASER except upon terms and conditions acceptable to MANUFACTURER, as evidenced by MANUFACTURER's written consent. In the event of such an approved cancellation by PURCHASER, MANUFACTURER shall be entitled to payment of the full price, less the amount of any expenses saved by MANUFACTURER by reason of the cancellation.

     2. Prices and Payment. All prices are subject to change upon notice; and the price of products on order but unshipped will be adjusted to the price in effect at the time of shipment upon (30) day notice. PURCHASER shall make all payments to MANUFACTURER no later than thirty (30) days after the date of invoice. Notwithstanding the preceding sentence, if, at any time during the term of this Agreement, PURCHASER fails to make payments in accordance with the terms of this Article, or if for any reason MANUFACTURER deems itself to be insecure as to payment, MANUFACTURER may require that PURCHASER make full or partial payment for Products in advance, accept bills of exchange, open for MANUFACTURER's benefit documentary letters of credit, obtain for MANUFACTURER's benefit bank guarantees, or provide other satisfactory security or guarantees that invoices will be promptly paid when due. MANUFACTURER may, at its option, collect a finance charge on amounts past due beginning on the eleventh (11th) day from the date of invoice. The finance charge will be the lesser of one and one-half percent (1.5%) per month or the maximum rate permitted by law. All payments shall be made in U.S. Dollars.

     3. Delivery; Claims. Delivery of products to a carrier at MANUFACTURER's plant or other loading point shall constitute delivery to PURCHASER; and regardless of shipping terms or freight payment, PURCHASER shall bear all risk of loss or damage in transit. MANUFACTURER reserves the right to make delivery in installments, unless otherwise expressly stipulated herein; all such installments to be separately invoiced and paid for when due per invoice, without regard to subsequent deliveries. Delay in delivery of any installment shall not relieve PURCHASER of its obligations to accept remaining deliveries.

Claims for shortages or other errors in delivery must be made in writing to MANUFACTURER within ten (10) days after receipt of shipment, and failure to give such notice shall constitute unqualified acceptance and a waiver of all such claims by PURCHASER. Claims for loss or damage to goods in transit should be made to the carrier and not to MANUFACTURER.

     4. Force Majeure. All delivery dates are approximate. MANUFACTURER shall not be liable for any damage as a result of any delay or failure to deliver due to any cause beyond MANUFACTURER's reasonable control, including, without limitation, any act of God, act of PURCHASER, embargo or other governmental act, regulation or request, fire, accident, strike, slowdown, war, riot, delay in transportation, or inability to obtain necessary labor, materials or manufacturing facilities. In the event of any such delay the date of delivery shall be extended for a period equal to the time lost because of the delay. If such force majeure occurrence continues for sixty (60) or more days, PURCHASER's exclusive remedy shall be to cancel any orders to the extent such orders have not been previously fulfilled.

     5. Storage. If the products are not shipped within fifteen (15) days after notification to PURCHASER that they are ready for shipping, for any reason beyond MANUFACTURER's reasonable control, including PURCHASER's failure to give shipping instructions, MANUFACTURER may store such products at PURCHASER's risk in a warehouse or yard or upon MANUFACTURER's premises, and PURCHASER shall pay

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
all handling, transportation and storage costs at the prevailing commercial rates upon submission of invoices therefore.

     6. Changes. MANUFACTURER may at any time make such changes in design and construction of products as shall constitute an improvement in the judgment of MANUFACTURER. MANUFACTURER may furnish suitable substitutes for materials unobtainable because of priorities or regulations established by governmental authority or non-availability of materials from suppliers. MANUFACTURER may discontinue or materially modify any of its standard products by giving PURCHASER prior notice and will not be liable to PURCHASER for any damages resulting from such discontinuation or modification.

7. Standard Warranty. MANUFACTURER warrants products manufactured by it and supplied hereunder to be free from material defects in materials and workmanship for a period of twelve (12) months from date of shipment. If within such period any such product shall be proved to MANUFACTURER's satisfaction to be defective, such product shall be repaired or replaced at MANUFACTURER's option. Such repair or replacement shall be MANUFACTURER's sole obligation and PURCHASER's exclusive remedy hereunder and shall be conditioned upon MANUFACTURER's receiving written notice of any alleged defect within ten (10) days after its discovery and, at MANUFACTURER's option, return of such products to MANUFACTURER F.O.B. its factory or other designated location. THIS WARRANTY IS EXCLUSIVE AND IN LIEU OF ALL OTHER REPRESENTATIONS AND WARRANTIES, EXPRESS OR IMPLIED; AND MANUFACTURER EXPRESSLY DISCLAIMS AND EXCLUDES ALL OTHER REPRESENTATIONS AND WARRANTIES, INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

Any description of the products, whether in writing or made orally by MANUFACTURER or MANUFACTURER's agents, specifications, samples, models, bulletins, drawings, diagrams, engineering sheets or similar materials used in connection with PURCHASER's order are for the sole purpose of identifying the products and shall not be construed as an express warranty. Any suggestions by MANUFACTURER or MANUFACTURER's agents regarding use, application, or suitability of the products shall not be construed as an express warranty unless confirmed to be such in writing by MANUFACTURER.

THE WARRANTY OF THIS SECTION DOES NOT APPLY:

(A) WHERE THE PRODUCT HAS BEEN USED IN A MANNER NOT AUTHORIZED BY MANUFACTURER OR IN A WAY IN, WHICH IT WAS NOT DESIGNED, OR INTENDED TO BE USED;

(B) WHERE THE PRODUCT HAS UNDERGONE MODIFICATION OTHER THAN BY MANUFACTURER;

(C) to DAMAGE OR MALFUNCTION CAUSED BY negligence, abuse, or misapplication of the Product;

(D) to DAMAGE OR MALFUNCTION CAUSED BY THE ACTS (including, BUT NOT LIMITED TO, Product installation, repair, relocation, or modification) OF ANY PARTY OTher than MANUFACTURER;

(E) where THE ALLEGED DEFECT CANNOT BE DEMONSTRATED TO THE REASONABLE SATISFACTION OF MANUFACTURER;

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
(F) to PROBLEMS ATTRIBUTABLE TO THE USE of, or compatibility problems with, products or systems not provided by MANUFACTURER;

(G) to spare, replacement, or refurbished parts or to parts manufactured by a third party.

     8. Returns. Products may be returned to MANUFACTURER only when PURCHASER obtains MANUFACTURER's advance written permission. Returned products must be securely packaged to reach MANUFACTURER without damage; and any cost MANUFACTURER incurs to put products in marketable condition will be charged to PURCHASER.


     9. Consequential Damages and Other Liability; Indemnity. Except as otherwise agreed in writing, MANUFACTURER's liability with respect to the products and/or services sold hereunder shall be limited to the warranty provided in Section 9 hereof, and, with respect to other performance of this contract, shall be limited to the contract price. MANUFACTURER SHALL NOT BE SUBJECT TO ANY OTHER OBLIGATIONS OR LIABILITIES, WHETHER ARISING OUT OF BREACH OF CONTRACT, WARRANTY, TORT (INCLUDING NEGLIGENCE AND STRICT LIABILITY) OR OTHER THEORIES OF LAW, WITH RESPECT TO PRODUCTS SOLD OR SERVICES RENDERED BY MANUFACTURER, OR ANY UNDERTAKINGS, ACTS OR OMISSIONS RELATING THERETO. Without limiting the generality of the foregoing, MANUFACTURER specifically disclaims any liability for property or personal injury damages, penalties, special or punitive damages, damages for lost profits or revenues, loss of use of products or any associated equipment or software, cost of capital, cost of substitute products, facilities or services, down-time, shut-down or slow-down costs, or for any other types of economic loss, or for claims of PURCHASER's customers or any third party for any such damages. MANUFACTURER SHALL NOT BE LIABLE FOR AND DISCLAIMS ALL CONSEQUENTIAL, INCIDENTAL, AND CONTINGENT DAMAGES WHATSOEVER.

PURCHASER shall indemnify MANUFACTURER against any and all losses, liabilities, damages and expenses (including, without limitation, attorneys' fees and other costs of defending any action) which MANUFACTURER may incur as a result of any claim by PURCHASER or others arising out of or in connection with the products and/or services sold hereunder and based on product or service defects not proven to have been caused solely by MANUFACTURER's negligence.


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